SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report( date of earliest event reported)  : September 8, 2003

                        TELECOMMUNICATION PRODUCTS, INC.

             (Exact name of Registrant as specified in its charter)
    Colorado                       0-11882                      84-0916299
----------------------            ----------                 -----------------
(State  or  other           (Commission  File  No.)           (IRS  Employer
 jurisdiction of                                            Identification  No.)
  incorporation)

              9175 Wilshire Blvd.,Suite B, Beverly Hills, CA 90210

                    (Address of principal executive offices)

        Registrant's Telephone Number, Including Area Code (310) 281-2571







 ITEM  5.  OTHER  EVENTS

On September 5, 2003, the Company entered into an Equity Line of Credit Agreement with Dutchess Private Equities Fund L.P. covering the sale of up to $5 million of the Company's common stock over the next thirty six months. The stock may be sold at the Company's discretion, at a discount to the market price of the Company's shares at the time of sale.

The Investment Agreement and the Registration Rights Agreement are filed as exhibits to this Form 8-K and are incorporated by reference into this Item 5. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits. Separately, the Company has changed transfer agent from Computershare Trust Company to Manhatten Transfer and Register Company, 58 Dorchester Road, Lake Ronkonkoma, NY 11779.

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIALS,  &  EXHIBITS



                                          Telecommunication Products, Inc.
                                 Unaudited Proforma Consolidated Balance Sheet
                                                   June 30, 2003

                                          Telpro        Home Movie    Adjustments       Consolidated
Assets
Current assets.                           $ 2,075,000   $ 1,376,134   $   (75,000)(1)   $ 3,376,134
                                                                       (1,471,132)(2)
                                                                          (45,600)(4)
Property and equipment, net                   17,375       169,832      2,826,809 (1)     1,497,284
                                        ------------    -----------   ------------      ------------
Total                                    $ 2,092,375    $ 1,545,966   $ 1,235,077       $ 4,873,418

Liabilities and Stockholders Deficiency
Current liabilities                      $   476,979    $    74,834   $    75,000 (1)       626,813
Total liabilities                            476,979         74,834        75,000           626,813
                                         ------------   ------------  -------------     ------------
Common  and preferred stock                4,751,744     1,898,072     (1,898,072)(2)     7,428,553
                                                                        2,276,809 (1)
                                                                          400,000 (1)
                                                                          (45,600)(3)
Accumulated deficit                       (3,136,348)     (426,940)       426,940 (2)    (3,181,948)
                                         ------------  ------------  -------------      ------------
Total stockholders' equity                 1,615,396     1,471,132      1,160,077         4,246,605
                                         ------------  ------------  -------------      ------------
Total                                    $ 2,092,375   $1, 545,966   $  1,235,077       $ 4,873,418





                          Unaudited Proforma Consolidated Statement of Operations
                                         Year ended March 31, 2003
                                 Telpro       Home Movie    Adjustments    Consolidated
Revenues                         $       --   $   174,212                  $    174,212
Cost of sales                                      75,639                        75,639
                                              -----------                  ------------
Gross profit                             --        98,573                        98,573

General and administrative          312,473       176,876      (45,600)(3)      534,949
Interest expense                     11,100                                      11,100
                               ------------                                 ------------

Net income (loss)                $ (323,573)  $   (78,303)  $   (45,600)    $  (447,476)
Earnings (loss) per share                                                   $     (.014)

                                   See notes to unaudited proforma financial statements

Telecommunication  Products,  Inc.
              Notes to the Unaudited Proforma Financial Statements

The proforma statement of operations assumes that the Home Movie Network transaction occurred on April 1, 2003. For the purposes of the proforma statement of operations for the year ended Juneh 30, 2003, Telecommunication Products, Inc.'s statement of operations for the year and Home Movie Networks's statement of operations for the year were combined.

The acquisition of Home Movie Network was accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price was allocated to the tangible and intangible assets and liabilities of Home Movie Network based on their respective fair values as of the closing date based upon valuations and other studies.

Property and equipment are being depreciated over the estimated useful lives. Intangible assets relating to licensing agreements are amortized over the license period. The cost in excess of the net value of the assets is not being amortized, but will be tested for impairment annually.

Note  1

To reflect the issuance of two million common shares, preferred shares and $150,000 for cash for the acquisition.

Note  2

To eliminate investment in Home Movie Network, Inc. against the equity accounts of Home Movie Network, Inc.

Note  3

To record depreciation on increase in value of assets of Home Movie Network, Inc. recorded using the purchase method.



EXHIBITS:

     EXHIBIT  NUMBER                 EXHIBIT  DESCRIPTION
     --------------                 -------------------

        10.1 Investment Agreement between the Company and Dutchess Private Equities Fund, L.P. dated
                                    September  5,  2003.

        10.2 Registration Rights Agreement between the Company and Dutchess Private Equities Fund, L.P. dated September 5, 2003.

        10.3 Placement Agent Agreement between the Company and Park Capital Securities, LLC and Dutchess Private Equities Fund, L.P. dated August 28, 2003.

        99.1                        Press  Release  of  the  Company






                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September  9,  2003                TELECOMMUNIATION  PRODUTS,  INC.


                                    /s/  Robert  Russell
                               By:  -----------------------------------
                                    Robert  Russell,  President